                                                                  EXHIBIT 10.2

                                                                EXECUTION COPY
===============================================================================



                            STOCK PURCHASE AGREEMENT

                                     between

                        M.S. MANAGEMENT ASSOCIATES, INC.

                                       and

                       THE EDWARD J. DeBARTOLO CORPORATION



                                 --------------

                                 March 26, 1996

                                 --------------



===============================================================================
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
                                TABLE OF CONTENTS
                                                                                                      Page
                                                                                                      ----
ARTICLE 1             SALE AND PURCHASE.............................................................     1
         SECTION 1.1       Shares...................................................................     1
         SECTION 1.2       Purchase Price...........................................................     1
         SECTION 1.3       Delivery.................................................................     1

ARTICLE 2             CLOSINGS......................................................................     2

ARTICLE 3             REPRESENTATIONS AND WARRANTIES ...............................................     2
         SECTION 3.1       Mutual...................................................................     2
         SECTION 3.2       Buyer....................................................................     3
         SECTION 3.3       Seller...................................................................     3

ARTICLE 4             COVENANTS.....................................................................     4
         SECTION 4.1       Conduct of Business......................................................     4
         SECTION 4.2       Access to Information....................................................     4

ARTICLE 5             CLOSING CONDITIONS............................................................     5

ARTICLE 6             TERMINATION...................................................................     5
         SECTION 6.1       Termination..............................................................     5
         SECTION 6.2       Effects of Termination...................................................     6

ARTICLE 7             MISCELLANEOUS..................................................................    6
         SECTION 7.1       Survival..................................................................    6
         SECTION 7.2       Governing Law.............................................................    6
         SECTION 7.3       Consent to Jurisdiction and Service of Process............................    6
         SECTION 7.4       Notices...................................................................    7
         SECTION 7.5       Waivers and Amendments; Remedies..........................................    8
         SECTION 7.6       Binding Effect; No Assignment; Third Party
                                    Beneficiary......................................................    8

         SECTION 7.7       Headings..................................................................    8
         SECTION 7.8       Counterparts..............................................................    8

ARTICLE 8             DEFINITIONS....................................................................    9
         SECTION 8.1       Glossary..................................................................    9
         SECTION 8.2       Certain Definitions.......................................................    9
         SECTION 8.3       Other Definitional Provisions.............................................   11

Schedule 3.1(c)
Schedule 3.1(d)

                  STOCK PURCHASE AGREEMENT, dated March 26, 1996, between M.S.Management Associates, Inc., a Delaware corporation (the "Buyer"), and The Edward J. DeBartolo Corporation, an Ohio corporation (the "Seller").

                  A Glossary of the defined terms used in this Agreement appears in Section 8.1.

                  Simon Property Group, Inc., a Maryland corporation ("Parent"), Day Acquisition Corp., an Ohio corporation and a wholly owned Subsidiary of Parent ("Sub"), and DeBartolo Realty Corporation, an Ohio corporation ("DeBartolo"), have on the date hereof entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which, among other things, Sub is expected to be merged (the "Merger") with and into DeBartolo.

                  The Buyer is an Affiliate of Parent and Sub and the Seller and DeBartolo Properties Management, Inc., an Ohio corporation (the "Company"), are Affiliates of DeBartolo.

                  The Seller is the beneficial and record owner of 665 issued and outstanding shares of Common Stock of the Company. The Seller wishes to sell, and the Buyer wishes to purchase, such 665 shares of Common Stock (the "Shares"), as part of the transactions contemplated by, and concurrently with, the Merger.

                  The parties agree as follows:

                                    ARTICLE 1

                                SALE AND PURCHASE

                  SECTION 1.1 Shares. Subject to the terms and conditions of this Agreement, at the Closing, the Seller shall sell, and the Buyer shall purchase, the Shares.

                  SECTION 1.2 Purchase Price. The purchase price for the Shares shall be $2,500,000 (the "Purchase Price"). At the Closing, the Buyer shall pay the Purchase Price in immediately available funds to the Seller.

                  SECTION 1.3 Delivery. At the Closing, the Seller shall deliver or cause to be delivered to the Buyer stock certificates representing the Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer, with all appropriate stock transfer tax stamps affixed.

                                    ARTICLE 2

                                    CLOSINGS

                  The closing of the sale and purchase of the Shares (the "Closing") shall take place concurrently with, and at the same time and place as, the closing of the Merger. The time and date of the Closing shall be referred to as the "Closing Date."

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 3.1       Mutual.

                  Each of the Buyer and the Seller represents and warrants to the other as follows:

                           (a)      Organization. It is a corporation duly
organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. It has all corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated hereby.

                           (b)      Authorization. The execution and delivery by
it of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate actions on its part. This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Agreement.

                           (c)      No Breach. The execution, delivery or
performance by it of this Agreement will not (i) violate any provision of its certificate of incorporation or by-laws, each as amended to date, (ii) except, with respect to the Seller, as set forth on Schedule 3.1(c), constitute a default under or result in a violation or breach of any material Contract to which it is a party, or (iii) subject to the compliance with the applicable requirements, if any, of the HSR Act, result in a violation of or conflict with any Law applicable to it, in each case, which conflict, violation, default or breach would have a material adverse effect on the consummation by it of the Closing.

                           (d)      Consents. Subject to the compliance with the
applicable requirements, if any, of the HSR Act, no consent, approval, exemption or authorization is required to be obtained from, no notice is required to be given to, no action is required to be taken by, and no filing is required to be made with, any

Person by it in order (i) for this Agreement to constitute its legal, valid and binding obligation or (ii) to authorize or permit the consummation of the Closing, in each case, other than such consent, approval, exemption, authorization, notice, action or filing (A) in the case of the Seller, as set forth on Schedule 3.1(c) or 3.1(d), or (B) (x) the absence of which would not have a material adverse effect on its ability to consummate the Closing, and (y) the absence of which would not have a material adverse effect on the Company or the title to the Shares to be delivered by the Seller.

                  SECTION 3.2 Buyer. The Buyer further represents and warrants to the Seller that it is purchasing the Shares for its own account for investment and not with a view toward, or for resale in connection with, any distribution thereof.

                  SECTION 3.3 Seller.

                  The Seller further represents and warrants to the Buyer as follows:

                           (a)      Title. All of the Shares have been duly
authorized and validly issued and are fully paid and nonassessable. It is the legal, beneficial and record owner of the Shares, free and clear of any Lien. At the Closing, it shall convey good and valid title to the Shares, free and clear of any Lien, to the Buyer.

                           (b)      Capital Stock of the Company. The Company is
authorized to issue 700 shares of Common Stock, all of which are issued and outstanding and no shares of Common Stock are held by the Company as treasury stock. 665 of the issued and outstanding shares of Common Stock are owned by the Seller. The Company is authorized to issue 750 shares of non-voting Preferred Stock, all of which are issued and outstanding, and no shares of Preferred Stock are held by the Company as treasury stock. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. No other class of capital stock or other ownership interests of the Company is authorized, issued or outstanding. Except as described in Article Fourth, Section (B)(6) of the Company's Amended and Restated Articles of Incorporation (a complete and accurate copy of which has been delivered to the Buyer), or as required by law, the shares of Preferred Stock do not carry voting rights. Other than the Common Stock, and except as described in the immediately preceding sentence, no other class of voting securities of the Company is authorized, issued or outstanding. The Seller is not a party or subject to any Contract with any Person (including DeBartolo Realty Partnership, L.P.) that may be applicable to or may affect or otherwise restrict the Shares or any exercise of rights (including transfer and voting rights) thereunder.

                           (c)      Options or Other Rights. Except as set forth
in this Agreement, there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement of any kind to purchase or otherwise to receive from the Company or the Seller any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock or any other security of the Company, and there is no outstanding security of any kind convertible into or exchangeable for any such stock or security.

                                    ARTICLE 4

                                    COVENANTS

                  SECTION 4.1 Conduct of Business. From the date hereof through the Closing Date, the Seller shall cause the Company to conduct its business in the ordinary course. Without limiting the generality of the foregoing, from the date hereof through the Closing Date, the Seller shall cause the Company not to:

                                    (i)      with respect to the Common Stock,
declare or pay any dividends or declare or make any other distributions of any kind, or make any direct or indirect redemption, retirement, purchase or other acquisition or issuance of the Common Stock;

                                    (ii)     discharge or pay, directly or
indirectly, any material obligation or liability to any non-Affiliate before the same becomes due in accordance with its terms or otherwise than in the ordinary course of business; or

                                    (iii)    terminate or fail to renew, or
waive any material right under, any Contract, including any management Contracts; provided that nothing in this Section 4.1 shall prohibit or be deemed to prohibit the Company from terminating any Contract in the ordinary course of business if officers or directors of the Company in their day-to-day management of the affairs of the Company consider it necessary or appropriate to do so.

The Seller shall give the Buyer prompt notice of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of any representation or warranty contained in this Agreement, whether made as of the date hereof or as of the Closing Date, or that would constitute a violation or breach of any covenant or agreement of the Seller contained in this Agreement.

                  SECTION 4.2 Access to Information. Subject to the requirements of confidentiality agreements with third parties, the Seller shall, and shall cause the Company to, afford to the Buyer and to its officers, employees, accountants, counsel, financial advisors and other representatives reasonable access during normal business hours during the period prior to the Closing Date to all properties, books, contracts, commitments, personnel and records of the Company and, during such period, the Seller shall furnish promptly to the Buyer all information concerning the Company's business, properties and personnel as the Buyer may reasonably request. The Buyer will hold, and will cause its officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in confidence to the extent required by, and in accordance with, and will comply with the provisions of the letter agreement dated as of February 29, 1996, between DeBartolo and Parent.

                                   ARTICLE 5

                               CLOSING CONDITIONS

                  The obligations of each of the Buyer and the Seller under this Agreement to enter into and complete the Closing are subject to the following conditions precedent:

                           (a) Representations and Covenants. Each of the
representations and warranties of the Buyer or the Seller to the other contained herein shall be true in all material respects with the same force and effect as though made on, at and as of the Closing Date. Each party shall have, in all material respects, performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement and required to be performed and complied with by it at or prior to the Closing Date. Each party shall have delivered to the other a certificate, signed by an authorized representative of its and dated the Closing Date, to the foregoing effect.

                           (b) Consents and Approvals. All material consents and
approvals required for the consummation of the transactions contemplated by the Closing, including those set forth on Schedule 3.1(c) or 3.1(d), shall have been obtained and are in full force and effect.

                           (c) Closing of the Merger. All of the conditions
precedent to the Merger shall have been satisfied or waived and the Merger shall have been consummated.

                                    ARTICLE 6

                                   TERMINATION

                  SECTION 6.1 Termination. This Agreement may be terminated prior to the Closing:

                           (a) at the election of the Buyer, if the Seller has
breached in any material respect any representation, warranty, covenant or agreement in this Agreement, which breach cannot be or is not cured by the Closing Date;

                           (b) at the election of the Seller, if the Buyer has
breached in any material respect any representation, warranty, covenant or agreement in this Agreement, which breach cannot be or is not cured by the Closing Date;

                           (c) at the election of either the Buyer or the
Seller, if (i) any condition to its obligation to close has not been fulfilled as of the Closing Date or (ii) the Closing shall not have occurred on or prior to December 31, 1996, except that a party that has wilfully and materially breached a representation, warranty or covenant of such party set forth in this Agreement shall not be entitled to exercise its rights to terminate under this
Section 6.1(c); or

                           (d) automatically and concurrently upon the
termination of the Merger Agreement.

                  SECTION 6.2 Effects of Termination. If this Agreement is terminated in accordance with Section 6.1 and the transactions contemplated hereby are not consummated, this Agreement shall become void and of no further force and effect; provided that nothing in this Section 6.2 shall relieve a party of any liability if the termination of this Agreement is caused by its own breach hereof or the inten tional or willful failure of such party to fulfill the conditions precedent to the Closing set forth in Article 5.

                                    ARTICLE 7

                                  MISCELLANEOUS

                  SECTION 7.1 Survival. The representations, warranties, covenants and agreements set forth herein shall survive the execution and delivery of this Agreement and the Closing.

                  SECTION 7.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in New York.

                  SECTION 7.3 Consent to Jurisdiction and Service of Process. Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted in a federal court of the Southern District of New York or a state court located in New York County, State of New York, and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law.

                  SECTION 7.4 Notices. All notices required or permitted to be given pursuant to this Agreement shall be given in the manner required by
Section 9.2 of the Merger Agreement and shall be addressed as follows:

                           if to the Buyer, to:
                           M.S. Management Associates, Inc.
                           Merchants Plaza
                           115 West Washington Street
                           Suite 15 East
                           Indianapolis, IN 46204

                           Attention:    David Simon
                                         James M. Barkley, Esq.
                           Telecopy number:  317-685-7221

                           with a copy to:
                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, New York 10019-6064
                           Attention:    Edwin S. Maynard, Esq.
                                         Toby S. Myerson, Esq.
                           Telecopy number (212) 757-3990

                           if to the Seller, to:
                           The Edward J. DeBartolo Corporation
                           7655 Market Street
                           P.O. Box 3287
                           Youngstown, OH 44513-3287

                           Attention:  Executive Vice President
                           Telecopy number: 216-758-1183

                           with a copy to:
                           Willkie Farr & Gallagher
                           153 East 53rd Street
                           New York, New York 10022
                           Attention:    Richard L. Posen, Esq.
                                         William N. Dye, Esq.

                           Telecopy number: (212) 821-8111


                  SECTION 7.5 Waivers and Amendments; Remedies. This Agreement may be amended, superseded, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Buyer and the Seller or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

                  SECTION 7.6 Binding Effect; No Assignment; Third Party Beneficiary. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives. This Agreement is not assignable except by operation of law, and except that the Buyer may assign its rights (but not its obligations) hereunder to any of its wholly owned, direct or indirect, Subsidiaries acceptable to the Seller in its reasonable judgment. No Person shall be, or deemed to be, a third party beneficiary of this Agreement. Nothing expressed or implied in this Agreement is intended or shall be construed to give any Person other than the parties hereto any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

                  SECTION 7.7 Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

                  SECTION 7.8 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

                                    ARTICLE 8

                                   DEFINITIONS

                  SECTION 8.1 Glossary. The following capitalized terms are defined in the following Sections of this Agreement:

Term                                                     Section

Affiliate                                                  8.2
Agreement                                                  8.2
Buyer                                                    Preamble
Closing                                                    2
Closing Date                                               2
Common Stock                                               8.2
Company                                                  Recitals
Contract                                                   8.2
DeBartolo                                                Recitals
Governmental Authority                                     8.2
HSR Act                                                    8.2
Law                                                        8.2
Lien                                                       8.2
Merger                                                   Recitals
Merger Agreement                                         Recitals
Order                                                      8.2
Parent                                                   Recitals
Person                                                     8.2
Preferred Stock                                            8.2
Purchase Price                                             1.2
Shares                                                   Recitals
Sub                                                      Recitals
Subsidiary                                                 8.2


                  SECTION 8.2 Certain Definitions. As used in this Agreement, the following terms have the following meanings:

                           "Affiliate" means, with respect to any Person, any
other Person controlling, controlled by or under common control with such Person; provided that DeBartolo, DeBartolo Realty Partnership, L.P. and their Affiliates shall be considered Affiliates of the Company.

                           "Agreement" means this Stock Purchase Agreement,
including any Schedule thereto, as amended or supplemented in accordance with the provisions hereof.

                           "Common Stock" means the common stock, par value
$0.01 per share, of the Company and any other share of capital stock of the Company into which such common stock is exchanged, reclassified or reconstituted.

                           "Contract" means any contract, agreement, indenture,
note, bond, loan, instrument, lease, conditional sale contract, mortgage, license, trust, franchise, sales order, purchase order, commitment or other binding arrangement, whether or not in writing.

                           "Governmental Authority" means any government or
political subdivision thereof, whether foreign, domestic, federal, state, provincial, county, local, municipal or regional, any agency, department, division or instrumentality of any such government or subdivision, any court, arbitral tribunal or arbitrator, and any non-governmental regulating body to the extent that the rules, regulations or orders of such body have the force of law.

                           "HSR Act" means the Hart-Scott-Rodino Antitrust
Improvements Act of 1976, as amended.

                           "Law" means any law, statute, code, ordinance, rule,
regulation or other requirement, of any Governmental Authority, or any Order.

                           "Lien" means any lien, pledge, mortgage, security
interest, claim, lease, sublease, deed or trust, charge, option, right of first refusal, easement, restrictive covenant, encroachment or other survey defect, transfer restriction under any stockholder or similar agreement, or encumbrance.

                           "Order" means any order, directive, writ, injunction,
judgment, ruling, award, edict, or decree, of any Governmental Authority.

                           "Person" means any individual, corporation,
partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, or other organization, whether or not a legal entity, or any Governmental Authority.

                           "Preferred Stock" means the preferred stock, par
value $0.01 per share, of the Company and any other share of capital stock of the Company into which such preferred stock is exchanged, reclassified or reconstituted.

                           "Subsidiary" means, with respect to any Person,
another Person in which such first-mentioned Person directly or indirectly owns or has the power to vote shares of capital stock or other ownership interest having ordinary voting power to elect a majority of the directors (or other persons performing similar functions) of such Person.

                  SECTION 8.3 Other Definitional Provisions.

                           (a) The word "hereby," "hereof," "herein" and
"hereunder," and words of like import, refer to this Agreement as a whole and not to any particular Section or Article hereof. The words "including" and "include" mean including without limiting the generality of any description preceding such term.

                           (b) All dollar amounts herein are stated in United
States dollars.

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                          M.S. MANAGEMENT ASSOCIATES, INC.

                                          By /S/ David Simon
                                             ---------------------------
                                             Name: DAVID SIMON
                                             Title: PRESIDENT

                                          THE EDWARD J. DeBARTOLO CORPORATION

                                          By /s/ Larry T. Thrailkill
                                             ---------------------------
                                             Name: LARRY T. THRAILKILL
                                             Title: EXECUTIVE VICE PRESIDENT

                                 Schedule 3.1(c)

Second Amended and Restated New Facility Credit Agreement, dated as of March 31, 1994, by and among DeBartolo, Inc. and The Edward J. DeBartolo Corporation, as borrowers, the lenders party thereto and Wells Fargo Realty Advisors Funding, Incorporated, as Administrative Agent

Second Amended and Restated Restructuring Facility Credit Agreement, dated as of March 31, 1994, by and among DeBartolo, Inc. and The Edward J. DeBartolo Corporation, as borrowers, the lenders party thereto and Wells Fargo Realty Advisors Funding, Incorporated, as Administrative Agent

                                 Schedule 3.1(d)

CS Partners, Ltd. (a partner in Coral-CS/LTD Associates, which owns the Coral Square Mall)

JMB/Miami International Associates (a partner in West Dade County Associates, which owns the Miami International Mall)

TR Avenues Corp., The Teachers' Retirement System of the State of Illinois and CBL/Avenues CBL/Avenues G.P. Limited Partnership II (partners in Jackson Avenues Limited Partnership, which owns Mall of the Avenues).